UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2020, Flux Power, Inc. (“Flux”), a wholly-owned subsidiary of Flux Power Holdings, Inc. (the “Registrant”), entered into the Third Amended and Restated Credit Facility Agreement (“Restated Credit Facility Agreement”) with Esenjay Investments, LLC (“Esenjay”), Cleveland Capital, L.P. (“Cleveland”), and other lenders (the “Lenders” or the “Lender”) in connection with its line of credit for $12,000,000 (“LOC”) to (i) extend the maturity date of their respective secured promissory note to September 30, 2021, and (iii) consolidate outstanding obligations of $564,271, consisting of $500,000 in principal and $64,271 in accrued interest, under the Amended and Restated Convertible Promissory Note dated March 9, 2020, as amended on June 2, 2020, issued by the Registrant to Esenjay (the “Esenjay Note”) into the advances under the LOC (the “Amendments”). To reflect the Amendments, Esenjay was issued a Second Amended and Restated Secured Promissory Note (“Restated Esenjay Note”), and other Lenders were also issued an amended and restated secured promissory note (“Restated Lender Note”) on August 31, 2020.

In connection with the Restated Credit Facility Agreement, Flux, Esenjay and the other Lenders executed the Second Amended and Restated Security Agreement (“Restated Security Agreement”) to reflect the Restated Credit Facility Agreement.

Esenjay is a major shareholder of the Registrant (beneficially owning approximately 60.5% of the outstanding shares of common stock of the Registrant as of June 30, 2020). Michael Johnson, a current member of the Registrant’s board of directors, is a director and beneficial owner of Esenjay.

The summary of the Restated Credit Facility Agreement, the Restated Security Agreement, the Restated Esenjay Note, and the Lender Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Restated Credit Facility Agreement, the Restated Esenjay Note, and the Restated Lender Note. Copies of the Restated Credit Facility Agreement, the Restated Security Agreement, the Restated Esenjay Note, and the Restated Lender Note are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto and incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Restated Credit Facility Agreement, Esenjay (in its capacity as holder of the Esenjay Note) agreed to consolidate all outstanding obligations under the Esenjay Note into the LOC. Upon the execution of the Restated Esenjay Note, Esenjay fully released and discharged the Registrant under the Esenjay Note. Accordingly, on August 31, 2020, the Esenjay Note was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Third Amended and Restated Credit Facility Agreement
10.2	Second Amended and Restated Security Agreement
10.3	Second Amended and Restated Secured Promissory Note – Esenjay Investments, LLC
10.4	Amended and Restated Secured Promissory Note – Other Lenders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: September 4, 2020

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